UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2011

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South
San Francisco, California 94158
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 19, 2011, Nektar Therapeutics, a Delaware corporation (“Nektar”), issued a press release announcing the pricing of a firm commitment underwritten public offering of 19,000,000 shares of common stock.  In addition, Nektar has granted the underwriter a 30-day option to purchase up to 2,850,000 additional shares of common stock to cover overallotments.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report.

The offering is expected to close on or about January 24, 2011, subject to customary closing conditions.  A registration statement relating to the shares described above was filed with, and deemed effective by, the Securities and Exchange Commission on January 18, 2011.  A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.

Jefferies & Company, Inc. is acting as sole book-running manager in this public offering.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements, including statements related to the public offering of shares of common stock by Nektar and the completion of the public offering that involve risks and uncertainties.  These forward-looking statements are based upon Nektar’s current expectations.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and other risks detailed in Nektar’s filings with the SEC.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Nektar undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Prices Public Offering of Common Stock” issued by Nektar Therapeutics on January 19, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	January 19, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Prices Public Offering of Common Stock” issued by Nektar Therapeutics on January 19, 2011.